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                                                     Exhibit 24


                      PP&L RESOURCES, INC.
               PENNSYLVANIA POWER & LIGHT COMPANY

                        l995 ANNUAL REPORT
            TO THE SECURITIES AND EXCHANGE COMMISSION
                           ON FORM l0-K

                        POWER OF ATTORNEY

	The undersigned directors of PP&L Resources, Inc. and Pennsylvania Power & Light Company, both Pennsylvania corporations, which are to file with the Securities and Exchange Commission, Washington, D.C., under the provisions of the Securities Exchange Act of l934, as amended, their 1995 Annual Report on Form l0-K, do hereby appoint William F. Hecht, R. E. Hill and Robert J. Grey their true and lawful attorney, and each of them their true and lawful attorney, with power to act without the other and with full power of substitution and resubstitution, to execute for them and in their names said Form l0-K Report and any and all amendments thereto, whether said amendments add to, delete from or otherwise alter said Form l0-K Report, or add or withdraw any exhibits or schedules to be filed therewith and any and all instruments in connection therewith. The undersigned hereby grant to said attorneys and each of them full power and authority to do and perform in the name of and on behalf of the undersigned, and in any and all capacities, any act and thing whatsoever required or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might do, hereby ratifying and approving the acts of said attorneys and each of them.


	IN WITNESS WHEREOF, the undersigned have hereunto set their hands and seals this 28th day of February, l996.


/s/ E. Allen Deaver         L.S.  /s/ Stuart Heydt       L.S.
E. Allen Deaver                    Stuart Heydt



/s/ Nance K. Dicciani       L.S.  /s/ Clifford L. Jones  L.S.
Nance K. Dicciani                  Clifford L. Jones



/s/ William J. Flood        L.S.  /s/ John T. Kauffman   L.S.
William J. Flood                   John T. Kauffman



/s/ Daniel G. Gambet        L.S.  /s/ Robert Y. Kaufman  L.S.
Daniel G. Gambet                   Robert Y. Kaufman



/s/ Elmer D. Gates          L.S.  /s/ F. A. Long         L.S.
Elmer D. Gates                     F. A. Long



/s/ Derek C. Hathaway       L.S.  /s/ Norman Robertson   L.S.
Derek C. Hathaway                  Norman Robertson



/s/ William F. Hecht        L.S.  /s/ David L. Tressler  L.S.
William F. Hecht                   David L. Tressler